Exhibit 99


(Signature Page, to follow Item 88 at Screen Number 44)

      This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 29th day of January, 2008.


                              COLLEGE AND UNIVERSITY FACILITY
                               LOAN TRUST TWO

                              By: US Bank, not in its individual capacity, but solely as Owner Trustee under a Declaration of Trust dated March 11, 1988 and amended and restated on May 12, 1988, and December 4, 1989.


                              By James Byrnes
                                 Vice President